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                                                                  EXHIBIT 10(e)


                       ARABIAN SHIELD DEVELOPMENT COMPANY
                      1987 NON-EMPLOYEE DIRECTOR STOCK PLAN


     This is a stock plan pursuant to which options to purchase shares of the Common Stock, $.10 par value, of Arabian Shield Development Company, a Delaware corporation (the "Corporation"), shall be granted to non-employee directors of the Corporation. This plan shall be known as the 1987 Non-Employee Director Stock Plan (the "Stock Plan"). The purpose of the Stock Plan is to enhance the Corporation's ability to obtain and retain qualified persons who are not full-time employees of the Corporation to serve as directors.

     Section 1. Administration. The Stock Plan shall be administered by the Board of Directors of the Corporation (the "Board"). The Board shall have the power to construe the Stock Plan, to determine all questions hereunder and to adopt and amend such rules and regulations for the administration of the Stock Plan as it may deem desirable.

     Section 2. Shares Available for Options. The Board shall reserve for delivery pursuant to the Stock Plan, out of the authorized but unissued Common Stock of the Corporation, or out of shares of Common Stock held in its Treasury, or partly out of each, as shall be determined by the Board, a total of 100,000 shares of the Common Stock of the Corporation (or the number and kind of shares of stock or other securities which, in accordance with Section 3 of the Stock Plan, may be substituted for such shares or to which said number of shares may be adjusted). In the event that an option granted under the Stock Plan to any non-employee director expires or is terminated unexercised as to any shares covered thereby, such shares shall thereafter again be available for the granting of options under the Stock Plan.

     Section 3. Adjustment of Number of Shares. In the event that a dividend or stock split shall hereafter be declared upon the Common Stock of the Corporation payable in shares of such Common Stock, the number of shares of Common Stock then subject to any outstanding option under the Stock Plan, the number of shares as to which an option is to be granted to a newly-elected non-employee director under the Stock Plan and the number of shares reserved for issuance pursuant to the Stock Plan but not yet covered by an outstanding option, shall be adjusted by adding to each such share the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or stock split. In the event that the outstanding shares of Common Stock of the Corporation shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation, whether through reorganization, recapitalization or reclassification, then there shall be substituted for each share of Common Stock subject to an outstanding option and for each share of Common


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Stock reserved for delivery pursuant to the Stock Plan but not yet covered by an option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be so exchanged. In the event there shall be any change, other than as specified above in this Section 3 or in Section 4, in the outstanding shares of Common Stock of the Corporation or of any stock or other securities into which such Common Stock shall have been changed or for which it shall have been exchanged, then the Board may make such adjustment or change, if any, as it deems equitable in the number or kind of shares or other securities then reserved for delivery under the Stock Plan but not at the time covered by an outstanding option and of undelivered shares or other securities then subject to outstanding options. In the case of any such substitution or adjustment provided for in this Section 3, the option price for each share covered by outstanding options prior to such substitution or adjustment will be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted pursuant to this
Section 3. No adjustment or substitution provided for in this Section 3 shall require the Corporation to sell a fractional share, and any fractional share resulting from any such adjustment or substitution shall be eliminated from the option in question.

     Section 4. Business Combinations. In the event that, while there remain options outstanding hereunder, there shall occur a dissolution of the Corporation, a merger or consolidation in which the Corporation is not the surviving corporation (for such purpose, the Corporation shall not be deemed the surviving corporation in any such transaction if, as a result thereof, it becomes a wholly-owned subsidiary of another corporation) or a transfer, in one or a series of related transactions, of substantially all the assets of the
Corporation:

          (a) If provision is made in writing in connection with such transaction for the assumption and continuance of any such option, or the substitution for such option of a new substantially equivalent option covering different shares or securities, with appropriate adjustment as to the number and kind of shares or other securities deliverable with respect thereto, the existing option, or the new option substituted therefor, as the case may be, shall continue in the manner and under the terms provided; or

          (b) If provision is not made in such transaction for the continuance and assumption of any such option or for the substitution of a new substantially equivalent option, then the holder of such option shall be entitled, immediately prior to the effective date of any such transaction, to purchase the full number of shares covered by such option whether or not then

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     otherwise exercisable as to such shares. The unexercised portion of any option shall be deemed cancelled as of the effective date of such transaction.

     Section 5. Granting of Options. Each member of the Corporation's Board who is not a full-time employee of the Corporation or one of its subsidiaries ("non-employee director") serving on the date of adoption of the Stock Plan by the Board shall be granted, without further action by the Board on the date of such adoption, an option to purchase 10,000 shares of the Corporation's Common Stock, provided that in the case of each such non-employee director who holds an option granted prior to the adoption of the Stock Plan in connection with his service as a director (an "Existing Option"), such grant under the Stock Plan shall be conditioned on the cancellation and termination of such previously granted option. Thereafter, each newly-elected non-employee director of the Corporation, effective on the date of his election, shall automatically be granted, without any further action by the Board, an option to purchase 10,000 shares of the Corporation's Common Stock. As soon as practicable after the grant of an option under the Stock Plan, the Corporation and the non-employee director shall enter into a Stock Option Agreement evidencing the option so granted. Such agreement shall be in such form, consistent with the Stock Plan, as the Board shall deem appropriate.

     Section 6. Exercise and Term of Options.

          (a) Except as hereafter provided with respect to options granted to holders of Existing Options, options granted under the Stock Plan shall become exercisable in cumulative annual installments of 20% of the shares covered thereby, beginning one year from the date of grant. An option granted to the holder of an Existing Option shall be exercisable on the date of grant to the same extent, if any, that such Existing Option is then exercisable and shall thereafter become exercisable in the same percentage installments and on the same schedule that such Existing Option was thereafter to become exercisable.

          (b) The option price per share of the shares of Common Stock subject to an option granted under the Stock Plan shall be 100% of the fair market value of a share of the Common Stock on the day the option is granted. The option price per share will be subject to adjustment in accordance with the provisions of Section 3 of the Stock Plan. Any adjustment determination made by the Board of Directors shall be conclusive. For purposes of the Stock Plan, if the Common Stock is listed on a national securities exchange or reported on the NASDAQ National Market System, the fair market value of a share of the Common Stock on any day shall be the closing sale price of such a share on such day


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     or, if there is no closing sale price reported on such date, the closing sale price of such a share on the last preceding day on which a closing sale price is reported. If the Common Stock is not then listed on any national securities exchange or reported on the NASDAQ National Market System, the fair market value shall be the median of the average final bid and average final asked prices for a share of the Common Stock in the over-the-counter market on such date, as reported by NASDAQ. If the Common Stock is not listed on any national securities exchange, reported on the NASDAQ National Market System or quoted on NASDAQ, the fair market value shall be the amount reasonably determined by the Board to be the fair market value on such date.

          (c) Options granted under the Stock Plan shall have a term of ten years from the date of the granting thereof, except that an option granted to the holder of an Existing Option shall have a basic term corresponding to the basic term of such Existing Option, provided, however, that (1) upon the termination of an optionee's service as a director other than by death or disability, his option, to the extent then exercisable, may be exercised for a period of seven months after such termination (whereupon it shall terminate) or, if a shorter period, the remaining term of the option and (2) upon the termination of an optionee's service as a director by reason of death or disability (of which the Board shall be the sole judge), his option shall become fully exercisable and may be exercised by the person entitled to do so under his will or if he dies intestate, or in the case of disability (when appropriate), by his guardian or legal representative, at any time during the period ending seven months after his death or disability (whereupon it shall terminate) or, if a shorter period, the remaining term of the option.

          (d) Options granted under the Stock. Plan shall not be transferable by the optionee other than by will, or if he dies intestate, by the laws of descent and distribution of the state of domicile at the time of his death, and such options shall be exercisable during his lifetime only by such optionee or, in the case of disability, his guardian or legal representative.

     Section 7. Exercise of Option. An option granted hereunder shall be exercised by delivering to the Corporation a written notice specifying the number of shares the optionee then desires to purchase, accompanied by payment in full for such shares, which payment may be in whole or in part in shares of the Corporation' Common Stock valued based on the fair market value (determined as set forth in Section 6(b)) of such shares on the immediately preceding business day, and such other instruments or


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agreements as in the opinion of counsel for the Corporation may be necessary or advisable in order that the issuance of such shares complies with the Securities Act of 1933 and the rules and regulations thereunder, any applicable state securities laws, rules or regulations, any requirement of any stock exchange on which such stock may be traded and any other applicable law, rule or regulation. As soon as practical after any such exercise, the Corporation will deliver to the optionee a certificate for the number of shares with respect to which the option shall have been so exercised, issued in the optionee's name. Such stock certificate shall bear such legends, and such instructions shall be given to the Corporation's transfer agent with respect thereto, as may be deemed necessary or advisable by counsel to the Corporation in order to comply with the, requirements of any applicable law, rule or regulation.

     Section 8. Effective Date and Duration of Stock Plan; Stockholder Approval. The effective date of the Stock Plan shall be the date of its adoption by the Board, and the duration of the Stock Plan shall be 10 years from the effective date; provided, however, that the Stock Plan (and each option granted hereunder) will be null and void unless the Stock Plan is approved by the affirmative vote of the holders of a majority of the shares of voting stock of the Corporation present or represented and entitled to vote at a meeting of stockholders of the Corporation, duly held no later than the date of the first annual meeting of stockholders of the Corporation held subsequent to the effective date of the Stock Plan.

     Section 9. Amendment of the Plan. The Board shall have the right to amend, suspend or terminate the Stock Plan at any time, and make modifications or amendments to such Stock Plan, except that no such modification or amendment which has any of the following effects shall be effective unless it is approved by the affirmative vote of the holders of a majority of the outstanding shares of voting stock of the Corporation present or represented and entitled to vote at a duly held meeting of stockholders of the Corporation:

     (a)  increase the maximum number of shares subject to the Stock Plan;

     (b) increase the number of shares to be covered by an option granted to a non-employee director under the Stock Plan;

     (c)  decrease the option exercise price provided for under the Stock Plan;

     (d) change the class of persons who are to receive options granted under the Stock Plan; or

     (e)  extend the term of the Stock Plan or of any option granted hereunder.

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Termination or any modification or amendment of the Stock Plan shall not, without the consent of an optionee, affect his rights under an option previously granted to him.


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